EXHIBIT D
                        CSW International, Inc.
                          Statement of Income
                For the Quarter Ended December 31, 1998
                              (Unaudited)

                                            (thousands)

Operating Revenues
    Electric revenues                        $434,682
    Other diversified                          48,327
                                            ----------
                                              483,009
                                            ----------

Operating Expenses
    Cost of electric sales                    295,979
    General and administrative                 81,271
    Depreciation and amortization              25,814
    Other diversified                          29,023
                                            ----------
                                              432,087
                                            ----------
Operating Income                               50,922
                                            ----------

Other Income and (Deductions)
    Investment income                           4,173
    Interest income                            15,513
    Interest expense                          (38,404)
                                            ----------
                                              (18,718)
                                            ----------
Income Before Income Taxes                     32,204
                                            ----------

Provision for Income Taxes                     (2,218)
                                            ----------

Net Income                                   $ 34,422
                                            ==========